    As filed with the Securities and Exchange Commission on December 13, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                             NBC CAPITAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Mississippi                                          64-0694775
    (State or Other Jurisdiction                              (I.R.S. Employer
   of Incorporation or Organization)                         Identification No.)

        301 East Main Street                                       39759
       Starkville, Mississippi                                  (Zip Code)
(Address of Principal Executive Offices)

                                ----------------

                             NBC CAPITAL CORPORATION
                          SALARY REDUCTION THRIFT PLAN
                            (Full Title of the Plan)

                                ----------------

                                Richard T. Haston
                            Executive Vice President,
                      Chief Financial Officer and Treasurer
                             NBC Capital Corporation
                               1108 Highway 82 W.
                          Starkville, Mississippi 39759
                     (Name and Address of Agent for Service)

                                 (662) 324-4258
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                       Proposed          Proposed
                                                                        Maximum           Maximum
                                                    Amount             Offering          Aggregate
             Title of Securities                     To Be             Price Per         Offering           Amount of
             To Be Registered(1)                Registered(1)(2)       Share(3)          Price(3)        Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per share             100,000             $30.85          $3,085,000           $737.32
============================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) This Registration Statement shall also cover any additional shares of common stock which become issuable under the Salary Reduction Thrift Plan by reason of any stock dividend or stock split or as the result of other anti-dilution provisions in the plan, pursuant to Rule 416 of the Securities Act.

(3) Estimated solely for purposes of calculating the amount of the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act and based upon the average of the high and low sales prices reported on the American Stock Exchange reporting system on December 12, 2001.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

* Item 1.   Plan Information.

* Item 2.   Registrant Information and Employee Plan Annual Information.

     * The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed by NBC Capital Corporation ("NBC") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this registration statement by reference:

     (1) NBC's Annual Report on Form 10-K (Commission File No. 001-15773) for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001;

     (2) NBC's Quarterly Reports on Form 10-Q (Commission File No. 001-15773) for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

     (3) NBC's Current Reports on Form 8-K (Commission File No. 001-15773), filed with the Commission on April 5, 2001, and July 2, 2001;

     (4) NBC's Salary Reduction Thrift Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2000, filed with the Commission concurrently with this Registration Statement; and

     (5) The description of NBC's common stock, par value $1.00 per share (the "Common Stock") on Form 8-A (Commission File No. 001-15773), filed with the Commission on March 29, 2000.

     In addition, all documents subsequently filed with the Commission by NBC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing by NBC of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Mississippi Business Corporation Act ("MBCA") contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Article 8, Subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations. Article 8, Subarticle C sets forth the standards of conduct required for directors, and Article 8, Subarticle D sets forth the standards of conduct of officers of Mississippi corporations.

     Section 79-4-8.30 of the MBCA provides that directors of Mississippi corporations are required to discharge the duties of their positions in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances in like positions and in a manner reasonably believed to be in the best interests of the corporation. This section specifically provides that in considering the best interests of the corporation, the director must consider the interests of the corporation's stockholders. A director is allowed to rely in good faith on information provided to him by the corporation's officers, legal counsel, accountants, other experts and board committees on which he is not a member. Section 79-4-8.42 imposes the same standards of conduct on officers of Mississippi corporations, except there is no specific provision regarding the interests of the stockholders. Officers are allowed to rely in good faith on information provided to them by other officers, legal counsel, accountants and other experts. If directors and officers perform their duties in compliance with these sections, they will not be liable for any action, or failure to take action, taken in the performance of their duties.

     Section 79-4-8.33 imposes personal liability of directors to the corporation and its stockholders for distributions made in excess of standards established by Mississippi law or in the corporation's articles of incorporation. The MBCA also provides that a director cannot be indemnified, as allowed by the provisions of the MBCA discussed below, in circumstances where, in his performance as a director, he has received a financial benefit to which he is not entitled, he intentionally inflicts harm on the corporation or its stockholders or he intentionally violates any criminal law. Section 79-4-2.02(b)(5) permits the corporation to include an obligatory indemnification for directors in its Articles of Incorporation for all acts other than those outlined above.

     Article 11 of NBC's articles of incorporation complies with the permitted indemnification provision of Section 79-4-2.02(b)(5). The personal liability of a director of NBC is eliminated unless he breaches his duty of loyalty to the corporation or its stockholders, commits acts or omissions not in good faith, or which involve intentional misconduct or knowing violation of law, permits unlawful distributions or receives an improper personal benefit from any transaction. Article 11 further permits NBC to advance all expenses for defense of a director in any lawsuit brought against a director in his capacity as a director. The MBCA specifically provides, in Section 79-4-8.53 that such advances are allowed by Mississippi law. Such advances may be made under the MBCA only after a determination that the director met all relevant standards of conduct.

     Section 79-4-8.51 of the MBCA permits a Mississippi corporation to indemnify any officer to the same extent as to a director. Article VI of NBC's by-laws provides that any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation in one of those capacities for another business, may be indemnified to the fullest extent allowed by law against all expense, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred by such persons.

     Indemnification of officers and directors against reasonable expenses is mandatory under Section 79-4-8.52 of the MBCA to the extent the officer or director is successful on the merits or otherwise in the defense of any action or suit against him giving rise to a claim of indemnification.

     Section 79-4-8.57 permits a Mississippi corporation to purchase and maintain insurance on behalf of its officers and directors, against liability asserted against or incurred by them in their capacities as officers or directors, whether or not the corporation would have the power to indemnify such officers or directors or advance funds for the same liability. Article VI,
Section 4 of NBC's by-laws permits NBC to obtain such insurance.

     MBCA treats suits by or in the right of the corporation, or derivative suits, differently from other legal actions. Indemnification is not permitted in a derivative action, except for reasonable expenses incurred in connection with the proceeding if the officer or director has met the relevant standards of conduct.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4.1 Articles of Incorporation of NBC Capital Corporation (included as Exhibit B to NBC's Definitive Proxy Statement filed with the Commission on March 18, 1998, Commission File No. 000-12885, which Exhibit B is incorporated herein by reference).

     4.2 Bylaws of NBC Capital Corporation (included as Exhibit 3(b) to NBC's Registration Statement on Form S-4A, filed with the Commission on November 4, 1998, Commission File No. 333-65545, which Exhibit 3(b) is incorporated herein by reference).

     4.3  NBC Capital Corporation's Salary Reduction Thrift Plan

     5    Opinion of Phelps Dunbar LLP

     23.1 Consent of T. E. Lott & Company

     23.2 Consent of Phelps Dunbar LLP (included in Exhibit 5)

     24.1 Powers of Attorney (included on the signature page of this Registration Statement)

     NBC will submit the Plan to the Internal Revenue Service for a determination that the plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on this 12th day of December, 2001.

                                              NBC CAPITAL CORPORATION

                                              By:  /s/ Lewis F. Mallory, Jr.
                                                   -----------------------------
                                                       Lewis F. Mallory, Jr.
                                                       Chairman of the Board and
                                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2001.


Signature                                     Title

/s/ Lewis F. Mallory, Jr.            Chairman of the Board and Chief Executive
--------------------------------     Officer (Principal Executive Officer)
Lewis F. Mallory, Jr.

/s/ Mark A. Abernathy                President, Chief Operating Officer
--------------------------------     and Director (Principal Executive Officer)
Mark A. Abernathy

/s/ Richard T. Haston                Executive Vice President, Chief
--------------------------------     Financial Officer and Treasurer
Richard T. Haston                    (Principal Financial Officer)

/s/ Aubrey Adair                     Chief Accounting Officer
--------------------------------     (Principal Accounting Officer)
Aubrey Adair

The Plan.

     Pursuant to the requirements of the Securities Act, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Starkville, State of Mississippi, on this 12th day of December, 2001.

                                              NBC CAPITAL CORPORATION
                                              SALARY REDUCTION THRIFT PLAN

                                          By: /s/ Richard T. Haston
                                              ----------------------------------
                                                  Richard T. Haston
                                                  Plan Administrator

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Lewis F. Mallory, Jr. and Richard T. Haston, each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the NBC Capital Corporation Salary Reduction Thrift Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                              Title                                    Date
         ---------                              -----                                    ----
/s/ Lewis F. Mallory, Jr.                Chairman of the Board                       December 12, 2001
---------------------------------        and Chief Executive Officer
Lewis F. Mallory, Jr.                    (Principal Executive Officer)


/s/ Mark A. Abernathy                    President, Chief Operating                  December 12, 2001
---------------------------------        Officer and Director
Mark A. Abernathy                        (Principal Executive Officer)


/s/ Richard T. Haston                    Executive Vice President,                   December 12, 2001
---------------------------------        Chief Financial Officer and Treasurer
Richard T. Haston                        (Principal Financial Officer)


/s/ Aubrey Adair                         Chief Accounting Officer                    December 12, 2001
---------------------------------        (Principal Accounting Officer)
Aubrey Adair


/s/ David Byars                          Director                                    December 12, 2001
---------------------------------
David Byars


/s/ Robert L. Calvert, III               Director                                    December 12, 2001
---------------------------------
Robert L. Calvert, III


/s/ Robert A. Cunningham                               Director                   December 12, 2001
------------------------------------
Robert A. Cunningham


/s/ Robert S. Caldwell, Jr.                            Director                   December 12, 2001
------------------------------------
Robert S. Caldwell, Jr.


/s/ J. Nutie Dowdle                                    Director                   December 12, 2001
------------------------------------
J. Nutie Dowdle


/s/ Clifton B. Fowler                                  Director                   December 12, 2001
------------------------------------
Clifton B. Fowler


/s/ James C. Galloway, Jr.                             Director                   December 12, 2001
------------------------------------
James C. Galloway, Jr.


/s/ Hunter M. Gholson                                  Director                   December 12, 2001
------------------------------------
Hunter M. Gholson


/s/ James D. Graham                                    Director                   December 12, 2001
------------------------------------
James D. Graham


/s/ E. Frank Griffin, III                              Director                   December 12, 2001
------------------------------------
E. Frank Griffin, III


/s/ Bobby L. Harper                                    Director                   December 12, 2001
------------------------------------
Bobby L. Harper


/s/ Robert S. Jones                                    Director                   December 12, 2001
------------------------------------
Robert S. Jones


/s/ Robert D. Miller                                   Director                   December 12, 2001
------------------------------------
Robert D. Miller


/s/ Ralph E. Pogue                                   Director                   December 12, 2001
------------------------------------
Ralph E. Pogue


/s/ Thomas J. Prince, Jr.                            Director                   December 12, 2001
------------------------------------
Thomas J. Prince, Jr.


/s/ Allen B. Puckett, III                            Director                   December 12, 2001
------------------------------------
Allen B. Puckett, III


/s/ Dr. James C. Ratcliff                            Director                   December 12, 2001
------------------------------------
Dr. James C. Ratcliff


/s/ Sammy J. Smith                                   Director                   December 12, 2001
------------------------------------
Sammy J. Smith


/s/ H. Stokes Smith                                  Director                   December 12, 2001
------------------------------------
H. Stokes Smith


/s/ Henry S. Weiss                                   Director                   December 12, 2001
------------------------------------
Henry S. Weiss

                                  EXHIBIT INDEX

         Exhibit
         Number   Document Description

          4.1* Articles of Incorporation of NBC Capital Corporation(included as Exhibit B to NBC's Definitive Proxy Statement filed with the Commission on March 18, 1998, Commission File No. 000-12885, which Exhibit B is incorporated herein by reference).

          4.2* Bylaws of NBC Capital Corporation (included as Exhibit 3(b) to NBC's Registration Statement on Form S-4A, filed with the Commission on November 4, 199, Commission File No. 333-65545, which Exhibit 3(b) is incorporated herein by reference).

          4.3     NBC Capital Corporation's Salary Reduction Thrift Plan

          5       Opinion of Phelps Dunbar LLP

          23.1    Consent of T. E. Lott & Company

          23.2    Consent of Phelps Dunbar LLP (included in Exhibit 5)

          24.1 Powers of Attorney (included on the signature page of this Registration Statement)

          *       Incorporated herein by reference as indicated.